Exhibit 10.43

WH HOLDINGS (CAYMAN ISLANDS) LTD.

WH CAPITAL CORPORATION

$275,000,000 9 1/2 % Notes due 2011

PURCHASE AGREEMENT

March 3, 2004

New York, New York

UBS SECURITIES LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted limited liability company (the “Company”) and WH Capital Corporation, a Nevada corporation (“Capital,” and together with the Company, the “Issuers”), agree with you as follows:

1.                   Issuance of Notes.  The Issuers propose to issue and sell to UBS Securities LLC (the “Initial Purchaser”) $275,000,000 aggregate principal amount of their 9 1/2% Notes due 2011 (the “Original Notes”). The Original Notes will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined herein), by and among the Issuers and The Bank of New York, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Offering Memorandum (as defined herein).

The Original Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering memorandum, dated February 20, 2004 (the “Preliminary Offering Memorandum”), and a final offering memorandum dated and available for distribution on the date hereof (the “Offering Memorandum”) relating to the Issuers and the Original Notes.

The Initial Purchaser has advised the Issuers that the Initial Purchaser intends, as soon as it deems practicable after this Purchase Agreement (this “Agreement”) has been executed and delivered, to resell (the “Exempt Resales”) the Original Notes purchased by the Initial Purchaser under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be “qualified institutional buyers,” as defined in Rule 144A under the Act (“QIBs”), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act; the Persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the “Eligible Purchasers.”

Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto substantially in the form set forth under “Notice to Investors” in the Offering Memorandum.

Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement, to be dated the Closing Date, substantially in the form attached hereto as Annex A (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Issuers will agree to (i) file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement) as the “Exchange Notes” and, the Exchange Notes are referred to herein, together with the Original Notes, as the “Notes”) to be offered in exchange for the Original Notes (the “Exchange Offer”) and issued under the Indenture or indentures substantially identical to the

Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Original Notes, and (ii) to use its reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.”

As described in the Offering Memorandum under the caption “The recapitalization of Holdings and related transactions,” the net proceeds of the offering of the Notes, together available cash, will be used as a part of a recapitalization of the Company, pursuant to which the Company will redeem all of its outstanding 12% Series A Convertible Preferred Shares (the “Holdings Preferred Stock”) and pay accrued and unpaid dividends thereon, purchase the Company’s outstanding 15.5% Senior Notes due 2011 (the “Holdings Senior Notes”) at a negotiated price, repay a portion of Herbalife’s senior credit facilities (the “Herbalife Senior Credit Facilities”), and pay related fees and expenses.

The issuance and sale of the Original Notes, the redemption of the Holdings Preferred Stock, the purchase of the Holdings Senior Notes and the prepayment of a portion of the Herbalife Senior Credit Facilities and the payment of related fees and expenses are referred to as the “Transactions.”

2.                   Agreements to Sell and Purchase.  On the basis of the representations, warranties and covenants contained in this Agreement and subject to the terms and conditions contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Issuers, $275,000,000 aggregate principal amount of Original Notes at a purchase price equal to 97.25% of their principal amount.

3.                   Delivery and Payment.  Delivery of, and payment of the purchase price for, the Original Notes will be made at 9:00 a.m., New York time, on March 8, 2004 (such date and time, the “Closing Date”) at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 4000, Los Angeles, California 90067. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchaser and the Issuers.

All of the Original Notes will be delivered by the Issuers to the Initial Purchaser (or as the Initial Purchaser may direct) against payment by the Initial Purchaser of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Issuers in accordance with its obligations under Section 4(g) hereof on or prior to the Closing Date, or by such means as the parties hereto agree prior to the Closing Date. Delivery of the Original Notes shall be made through the facilities of the Depositary Trust Company (“DTC”) unless the Initial Purchaser shall otherwise instruct. The Original Notes shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchaser may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes.

4.                   Agreements of the Issuers.  Each of the Issuers severally covenants and agrees with the Initial Purchaser as follows:

(a)               To furnish the Initial Purchaser and those persons identified by the Initial Purchaser, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. Each of the Issuers consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchaser in connection with Exempt Resales.

(b)              Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchaser has previously been advised of such proposed amendment or supplement at

2

least two business days prior to the proposed use, and shall not have reasonably objected to such amendment or supplement.

(c)               If, prior to the time that the Initial Purchaser has notified the Issuers that it has completed its distribution of the Original Notes, any event shall occur that makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws known to the Issuers, the Issuers shall promptly notify the Initial Purchaser of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, in light of the circumstances as of the time of the amendment or supplement will not be misleading and (ii) the Offering Memorandum will comply with applicable law.

(d)              To cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the qualification or registration of the Original Notes under the securities laws of such jurisdictions as the Initial Purchaser may reasonably request and to continue such qualification in effect so long as reasonably required for the Exempt Resales. Notwithstanding the foregoing, neither of the Issuers shall be required to qualify as a foreign corporation or other business entity in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject.

(e)               To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. Each of the Issuers shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, each of the Issuers shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(f)                 Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees, disbursements (including reasonable fees, expenses and disbursements of each of the counsel to the Issuers and the Initial Purchaser) reasonably incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchaser in connection with any meetings with prospective investors in the Original Notes, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Original Notes by the Issuers to the Initial Purchaser, (v) (subject to Section 4(d)) hereof, the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees, and disbursements of counsel (including local counsel) to the Initial Purchaser relating thereto up to

3

$20,000), (vi) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vii) the preparation of certificates for the Notes, (viii) the application for quotation of the Original Notes and the Exchange Notes in The PORTAL Market (“PORTAL”) of the National Association of Securities Dealers, Inc. (“NASD”), including, but not limited to, all listing fees and expenses, (ix) the approval of the Notes by the DTC for “book-entry” transfer, (x) the rating of the Notes by investment rating agencies, (xi) the fees and expenses of the Trustee and its counsel and (xii) the performance by the Issuers of their other obligations under the Note Documents.

(g)              To use the proceeds from the sale of the Original Notes substantially in the manner described in the Offering Memorandum under the caption “Use of Proceeds.”

(h)              To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Original Notes.

(i)                  Not to, and not to cause any of its subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchaser or any Eligible Purchasers.

(j)                  Not to, and to use its reasonable best efforts to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them; provided, that, affiliates of the Issuers may resell any Original Notes that have been acquired by such affiliate so long as such resale (i) is made pursuant to an exemption from the registration requirements of the Act or a transaction registered under the Act and (ii) such Original Notes, when resold by such affiliates do not constitute restricted securities (as defined in Rule 144 of the Act).

(k)               Not to engage, not to allow any of its subsidiaries to engage, and to use its reasonable best efforts to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of their affiliates, as to whom neither of the Issuers makes any covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

(l)                  Not to engage, not to allow any of its subsidiaries to engage, and to use its reasonable best efforts to cause its other affiliates and any person acting on its behalf (other than, in any case, the Initial Purchaser and any of their affiliates, as to whom neither of the Issuers makes any covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

(m)            From and after the Closing Date, to provide to the holders of the Notes the information required by the Indenture and, for so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder designated by the holder. The Issuers will pay the expenses of printing and distributing such documents.

(n)              To comply with all of its agreements set forth in the Registration Rights Agreement.

4

(o)              To use its reasonable best efforts to obtain approval of the Notes by DTC for “book-entry” transfer.

(p)              Prior to the Closing Date, to furnish without charge to the Initial Purchaser, (i) as soon as they have been prepared by the Company, a copy of any regularly prepared internal financial statements of the Company and its subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum, (ii) all other reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders and (iii) such other information as the Initial Purchaser shall reasonably request.

(q)              During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940, as amended.

(r)                 In connection with the offering, until the Initial Purchaser shall have notified the Issuers of the completion of the resale of the Notes, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other Persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, and neither of the Issuers or any of their affiliates will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Notes.

(s)               To use its reasonable best efforts to effect the inclusion of the Notes in PORTAL.

5.                   Representations and Warranties.  (a) Each of the Issuers hereby severally and not jointly represents and warrants to the Initial Purchaser that:

(i)                  Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared for use in connection with the Exempt Resales. The Preliminary Offering Memorandum as of its date, and the Offering Memorandum or any supplement or amendment thereto as of the date of this Agreement and as of the Closing Date do not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither of the Issuers makes any representation or warranty with respect to information relating to the Initial Purchaser contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers has been threatened.

(ii)               There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A under the Act.

(iii)            The Company has an authorized capitalization as set forth under the heading “Capitalization” in the Offering Memorandum. All of the issued and outstanding shares of capital stock or other equity interests of the Issuers have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or

5

similar right. Attached as Schedule I is a true and complete list of each entity, as of the Closing Date, in which either of the Issuers has a direct or indirect majority equity or voting interest (all such entities, the “Subsidiaries”), their jurisdictions of incorporation or formation, type of entity and percentage equity ownership by such Issuer. All of the issued and outstanding shares of capital stock or other equity interests of the Subsidiaries referred to in Schedule II (the “Specified Subsidiaries”) have been duly and validly authorized and issued, fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in Schedule II herein, are owned by either of the Issuers or another Subsidiary, as appropriate, free and clear of all Liens (as defined in the Indenture), (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Credit Facilities). Except as set forth in the Offering Memorandum, and except for directors qualifying shares or shares or other securities issued under circumstances similar to those applicable to directors qualifying shares, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Issuers or any of the Subsidiaries. No holder of any securities of the Issuers or any of the Subsidiaries is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement.

(iv)           Each of the Issuers and their respective subsidiaries (a) is a corporation, partnership, limited liability company or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite power and authority (corporate or otherwise), and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below); and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), results of operations, performance or properties of the Issuers and their respective subsidiaries, taken as a whole.

(v)              Each of the Issuers has all requisite power and authority (corporate or otherwise) to execute, deliver, and perform all of its obligations under, the Note Documents to which it is a party and to consummate the transactions contemplated hereby and by the Note Documents to be consummated on its part and, without limitation, each of the Issuers has all requisite corporate power and authority to issue, sell and deliver, and perform its obligations under, the Notes.

(vi)           This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers.

(vii)        The Indenture has been duly and validly authorized by the Issuers and, at the Closing Date, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will be valid and legally binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Indenture,

6

when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(viii)     The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchaser by the Issuers, and when issued, authenticated and delivered by the Issuers against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, the Original Notes will be valid and legally binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(ix)             The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by each of the Issuers and when issued, authenticated and delivered by each of the Issuers, in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be valid and legally binding obligations of each of the Issuers entitled to the benefits of the Indenture and enforceable against each of the Issuers, in accordance with their terms, except as the enforcement thereof may be subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(x)              The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), will constitute a valid and legally binding obligation of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except that (A) except as the enforcement thereof may be subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(xi)             All Taxes (as defined herein), fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Issuers at or prior to the Closing Date.

7

(xii)          None of the Issuers or any Subsidiary is (A) in violation of its memorandum and articles of association, charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which either of the Issuers or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) except as disclosed in the Offering Memorandum, in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and (C) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Issuers or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(xiii)         Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of this Agreement, the execution, delivery and performance of the Note Documents and consummation of the Transactions does not and will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of either of the Issuers or any Specified Subsidiary (other than as created pursuant to the Indenture) or an acceleration of any indebtedness of either of the Issuers or Specified Subsidiary, as applicable, pursuant to, (i) the memorandum and articles of association, charter, bylaws or other constitutive documents of either of the Issuers or any Specified Subsidiary, (ii) any of the Agreements and Instruments, except for any such violation, conflict, breach, default or event which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) assuming compliance with all applicable state securities or “blue sky” laws and assuming qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), any law, statute, rule or regulation applicable to either of the Issuers or any Subsidiary or their respective assets or properties, or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over either of the Issuers or any Specified Subsidiary or their respective assets or properties, except for any such violation, conflict, breach, default or event which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuers or any of the Subsidiaries for the execution, delivery and performance by the Issuers or any of the Subsidiaries of the Note Documents and the consummation of the Transactions, except (w) such as have been or will be obtained or made on or prior to the Closing Date, (x) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, (y) qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the Exchange Notes and (z) any state or foreign securities laws or by the regulations of the NASD. No consents or waivers from any other person or entity are required

8

for the execution, delivery and performance of this Agreement or any of the other Note Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect, or such consents or waivers the failure to obtain which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(xiv)      Except as set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers or any Subsidiary threatened or contemplated, to which the Issuers or any Subsidiary is or may be a party or to which the business, assets or property of such Person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers or any Subsidiary, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Issuers or any Subsidiary is or may be subject, which in the case of clauses (A) through (C), could reasonably be expected, individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the consummation of the Transactions. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Transactions that has been received by the Issuers or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

(xv)         Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Issuers or any Subsidiary exists or, to the knowledge of the Issuers, is imminent.

(xvi)      Except as set forth in the Offering Memorandum, each of the Issuers and the Subsidiaries (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Issuers and each of the Subsidiaries, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental investigations by any governmental authority relating to Environmental Laws which the Issuers or any Subsidiary could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Offering Memorandum. The Company maintains a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of its business facilities, real property and operations with requirements of applicable Environmental Laws.

(xvii)   Each of the Issuers and the Subsidiaries has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where the failure to hold such

9

Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (B) except as set forth in the Offering Memorandum, no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and each of the Issuers and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii)           Each of the Issuers and the Subsidiaries has good, valid and marketable title in fee simple to all items of owned real property, and valid title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party other than Permitted Liens, except such as do not adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Issuers or any of the Subsidiaries to an extent that such effect on value and/or interference could reasonably be expected to have a Material Adverse Effect. Any real property, personal property that is leased and buildings held under lease by the Issuers and each of the Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made or proposed to be made of such property and buildings the Issuers or the Subsidiaries to the extent such interference could reasonably be expected to have a Material Adverse Effect.

(xix)        To the knowledge of the Issuers and the Subsidiaries, each of the Issuers and the Subsidiaries own, possess or have the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither of the Issuers nor any of the Subsidiaries has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuers and the Subsidiaries, the use of the Intellectual Property in connection with the business and operations of the Issuers and the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

(xx)           Except as set forth in the Offering Memorandum, all Tax returns required to be filed by the Issuers and each Specified Subsidiary have been filed and all such returns are true, complete, and correct in all material respects, except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Offering Memorandum, all Taxes due or claimed to be due from the Issuers and each Specified Subsidiary have been paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Issuers and each Specified Subsidiary in accordance with GAAP. To the knowledge of the Issuers and the Specified Subsidiaries, there are no proposed, material tax assessments against any of the

10

Issuers or the Specified Subsidiaries. The accruals and reserves on the books and records of the Issuers and each Specified Subsidiary, in respect of any material Tax liability for any taxable period not finally determined have been made and established in accordance with GAAP. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(xxi)        Except as set forth in the Offering Memorandum, none of the Issuers or any Subsidiary has any liability for any prohibited transaction (within the meaning of Section 4975 of the Code) which could have a Material Adverse Effect, accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Issuers or any Subsidiary makes or ever has made a contribution and in which any employee of the Issuers or any Subsidiary is or has ever been a Sponsor. With respect to such plans, there has been no failure by the Issuers or any Subsidiary to comply with any applicable provisions of ERISA, which failure could reasonably be expected to have a Material Adverse Effect.

(xxii)     None of the Issuers or any Subsidiary is an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended; and, after giving effect to the offering and sale of the Notes, none of the Issuers or any Subsidiary will be required to register as an investment company.

(xxiii)  Each of the Issuers and their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv)            Except as set forth in the Offering Memorandum, each of the Issuers and the Subsidiaries maintain insurance covering their properties, assets, operations personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Issuers and the Subsidiaries and their businesses.

(xxv)               None of the Issuers, the Subsidiaries or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of either of the Issuers to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuers in a manner that would require registration of the Original Notes under the Act.

(xxvi)            None of the Issuers, the Subsidiaries or any of their respective affiliates (as defined in Regulation D under the Act) has, directly or through any agent (other than the Initial Purchaser or any affiliate of the Initial Purchaser, as to which no representation is made),

11

sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

(xxvii)                 None of the Issuers, the Subsidiaries or any of their respective affiliates, or any person acting on its or their behalf (other than any Initial Purchaser, as to whom neither of the Issuers makes any representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.

(xxviii)              No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) was used by the Issuers, the Subsidiaries or any of their respective representatives (other than any Initial Purchaser, as to whom none of the Issuers and the Subsidiaries makes any representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Issuers, the Subsidiaries or any of their respective affiliates has entered into, and none of the Issuers, the Subsidiaries or any of their respective affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

(xxix)   As of the date of the latest balance sheet presented in the Offering Memorandum, neither the Issuers nor any of their subsidiaries had any material liabilities or obligations, direct or contingent, that were required in accordance with GAAP, to be set forth in the Company’s consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum not so set forth. Since the date of the latest balance sheet presented in the Offering Memorandum, except as set forth or contemplated in the Offering Memorandum, (a) none of the Issuers or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Issuers and the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by either of the Issuers on any class of its capital stock and (d) there has not been any material change in the long-term debt of either of the Issuers or any of their respective subsidiaries.

(xxx)      None of the Issuers or any of their respective subsidiaries (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause the issuance or sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

(xxxi)   Each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP are independent accountants within the meaning of Regulation S-X of the Exchange Act. The historical financial statements and the notes thereto included in the Offering Memorandum present fairly in all material respects the consolidated financial position, income statement, cash flows and changes in stockholder’s equity of the Company and its subsidiaries at the respective dates and for the respective periods indicated. All such financial statements have been prepared in

12

accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed therein). The unaudited pro forma financial statements and the notes thereto included in the Offering Document have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions contemplated by the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements set forth in Regulation S-X under the Act. The other financial and statistical information and data included in the Offering Memorandum (other than industry and market-related data) are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

(xxxii)                       As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, each of the Issuers and their respective subsidiaries (on a consolidated basis) is and will be Solvent. None of the Issuers or the Subsidiaries is contemplating the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and none of the Issuers or the Subsidiaries has knowledge of any Person contemplating the filing of any such petition. As used herein, “Solvent” shall mean, for any Person on a particular date that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

(xxxiii)                    Except as described in the section entitled “Plan of Distribution” in the Offering Memorandum, there are no contracts, agreements or understandings between either of the Issuers or any Subsidiary and any other Person other than the Initial Purchaser pursuant to this Agreement that would give rise to a valid claim against either of the Issuers, any of the Subsidiaries or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(xxxiv)               The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that each of the Issuers believe to be reliable and represent good faith estimates that are made on the basis of data derived from such sources.

(xxxv)                      Capital has conducted no business prior to the date hereof other than in connection with the transactions contemplated by this Agreement and the Offering Memorandum.

(xxxvi)                   Each certificate signed by any officer of either of the Issuers and delivered to the Initial Purchaser or counsel for the Initial Purchaser pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by such Issuer to the Initial Purchaser as to the matters covered by such certificate.

Each of the Issuers acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 of this Agreement, counsel to the

13

Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and each of the Issuers hereby consent to such reliance.

(b)              The Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Act, and that the Original Notes have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except pursuant to an exemption from the registration requirements of the Act. The Initial Purchaser represents, warrants and covenants to the Issuers that:

(i)                  Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to, (A) Persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to the Initial Purchaser, and the Initial Purchaser reasonably believes based on such representation, that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (B) Persons other than U.S. Persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S. The Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes have been made in reliance upon the exemption from the registration requirements of the Act provided by Rule 144A.

(ii)               With respect to offers and sales outside the United States, the Initial Purchaser has offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchaser nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and all such persons have complied and will comply with the offering restrictions requirements of Regulation S.

The Initial Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except with the prior written consent of the Issuers or as contemplated by this Agreement.

14

Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.

The Initial Purchaser understands that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchaser hereby consents to such reliance.

6.                   Indemnification.  (a) Each of the Issuers, jointly and severally agrees to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall not apply any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with written information furnished to either of the Issuers by or on behalf of the Initial Purchaser expressly for use therein; provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this section shall not inure to the benefit of the Initial Purchaser if the Initial Purchaser sold the Notes concerned to the Person asserting any such Losses, to the extent that such sale was an initial resale by the Initial Purchaser and any such Losses of the Initial Purchaser results from the fact that there was not sent or given to such Person, at or prior to the written confirmation of the sale of such Notes to such Person, a copy of the Offering Memorandum (exclusive of any material included therein but not attached thereto) if the Issuers had previously furnished copies thereof to the Initial Purchaser. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

(b)             The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers and each person, if any, who controls either of the Issuers, within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each of its respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to the Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to either of the Issuers by or on behalf of such Initial Purchaser expressly for use therein. Each of the Issuers and the Initial Purchasers

15

acknowledge that the information described in Section 9 of this Agreement is the only information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

(c)              Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, in addition to, or in conflict with, those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act on behalf of any indemnified party.

7.                   Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable

16

from an indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each party that is obligated under Section 6 of this Agreement to indemnify any other party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount, commissions and other compensation received by the Initial Purchaser. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

Each of the Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount, commissions and other compensation applicable to the Original Notes purchased by the Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls either of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of each of the Issuers shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 of this Agreement for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

8.                   Conditions to the Initial Purchaser’s Obligations.  The obligations of the Initial Purchaser to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

(a)                        All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date

17

(other than any such representations or warranties which are qualified as to materiality, which representations and warranties shall be accurate in all respect on the date hereof and on the Closing Date). Each of the Issuers shall have in all material respects performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by it on or prior to the Closing Date.

(b)                       The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser on the date of this Agreement or at such later date as the Initial Purchaser may determine. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c)                        No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance and sale of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuers, threatened against either of the Issuers or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official that could reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

(d)                       As of the date of the latest balance sheet presented in the Offering Memorandum, neither the Company nor any of its subsidiaries had any material liabilities or obligations, direct or contingent, that were required in accordance with GAAP, to be set forth in the Company’s consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum not so set forth. Since the date of the latest balance sheet presented in the Offering Memorandum, except as set forth or contemplated in the Offering Memorandum, (a) neither of the Issuers has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Issuers that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (d) there has not been any material change in the long-term debt of the Company or any of its subsidiaries.

(e)                        The Initial Purchaser shall have received certificates from each of the Issuers, dated the Closing Date, signed by two authorized officers of each of the Issuers confirming, as of the Closing Date, to its knowledge, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

(f)                          The Initial Purchaser shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchaser, of (i) Gibson, Dunn & Crutcher LLP, special counsel to the Issuers, (ii) Schreck Brignone, special Nevada counsel to the Issuers, (iii) Sidley Austin Brown & Wood LLP, special regulatory counsel to the Issuers, (iv) Brett R. Chapman, general counsel to the Issuers, and (v) Maples and Calder, Cayman Islands counsel to Issuers, each substantially in the form of Exhibits A-1, A-2, A-3, A-4 and A-5 attached hereto, with such reasonable assumptions and qualifications satisfactory to the Initial Purchaser.

(g)                       The Initial Purchaser shall have received on the Closing Date an opinion dated the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchaser.

18

(h)                       On the date hereof, the Initial Purchaser shall have received a “comfort letter” from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, independent public accountants for the Issuers, dated the date of this Agreement, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. In addition, the Initial Purchaser shall have received “bring-down comfort letter” from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, dated as of the Closing Date, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.

(i)                           Each of the other Note Documents shall have been executed and delivered and the Initial Purchaser shall have received copies, conformed as executed, thereof.

(j)                           Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchaser, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(k)                        The Notes shall be eligible for trading in PORTAL upon issuance. All agreements set forth in the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchaser), this Agreement may be terminated by the Initial Purchaser on notice to the Issuers and at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4(f), 6, 7, 9, 10 and 11(d) shall remain in effect.

The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchaser on the Closing Date.

9.                   Initial Purchaser Information.  The Issuers and the Initial Purchaser severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchaser set forth in the third, sixth, seventh, eighth, tenth and eleventh paragraph under “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

10.             Survival of Representations and Agreements.  All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or by or on behalf of either of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchaser. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

11.             Effective Date of Agreement; Termination.  (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b)                       The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuers from the Initial Purchaser, without liability (other than with respect to Sections 6 and 7) on the Initial Purchaser’s part to the Issuers, or any affiliate thereof if, on or after the date hereof there shall have occurred: (i) a failure, refusal or inability to perform by either of the Issuers in any material respect any agreement on its part to be performed

19

under this Agreement when and as required, (ii) a failure by either of the Issuers to fulfill pursuant to Section 8 any other condition to the obligations of the Initial Purchaser under this Agreement when and as required, (iii) a general moratorium on commercial banking activities is declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum.

(c)                        Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

(d)                       If this Agreement shall be terminated pursuant to Section 11(b), or if the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of either of the Issuers to satisfy any condition to the obligations of the Initial Purchaser set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of either of the Issuers to perform in any material respect any agreement in this Agreement or comply in any material respect with any provision of this Agreement, the Issuers will reimburse the Initial Purchaser for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchaser’s counsel) incurred in connection with this Agreement.

12.             Notice.  All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut (telephone: (203) 719-3000, fax number: (203) 719-1075), Attention: High Yield Syndicate Department, with a copy to UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut (telephone: (203) 719-3000, fax number: (203) 719-0680), Attention: Legal Department and to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Ave., Los Angeles, California, 90071 (telephone: (213) 687-5000, fax: (213) 687-5600), Attention: Nicholas P. Saggese, Esq.; and if sent to the Issuers, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to WH Holdings (Cayman Islands) Ltd., c/o Whitney & Co, LLC, 177 Broad Street, Stamford, Connecticut 06901 (telephone: (203) 973-4100, fax: (203) 973-1422), Attention: Mr. James Fordyce with a copy to WH Holdings (Cayman Islands) Ltd., c/o 1800 Century Park East, 15th Floor, Los Angeles, California 90067-1501 (telephone: (310) 410-9600, fax: (310) 557-3909), Attention: Brett R. Chapman, Esq. and to Gibson Dunn & Crutcher, LLP, 2029 Century Park East, Suite 4000, Los Angeles, California 90067 (telephone: (310) 552-8500, fax: (310) 551-8741), Attention: Jonathan K. Layne, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

13.             Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser, the Issuers and the controlling persons and agents referred to in Sections 6 and 7 above, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement

20

or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchaser.

14.             Construction.  This Agreement shall be construed in accordance with the internal laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b) (without giving effect to any provisions thereof relating to conflicts of law).

15.             Captions.  The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

16.             Counterparts.  This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

21

If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchaser.

ISSUERS:

WH HOLDINGS (CAYMAN ISLANDS) LTD.

		By:	/s/ MICHAEL O. JOHNSON
Name: Michael O. Johnson
Title: Chief Executive Officer

WH CAPITAL CORPORATION

		By:	/s/ BRETT R. CHAPMAN
Name: Brett R. Chapman
Title: Secretary

INITIAL PURCHASER:

Confirmed and accepted as of the date first above written:

UBS SECURITIES LLC

By:	/s/ DAVID BARTH
Name: David Barth
Title: Executive Director High Yield Capital Markets

By:	/s/ MICHAEL F. NEWCOMB II
Name:Michael F. Newcomb II
Title: Executive Director High Yield Capital Markets

Schedule I

Subsidiaries of WH Holdings (Cayman Islands) Ltd.

Subsidiary	Type of Entity	% Ownership	Jurisdiction of Incorporation
WH Capital Corporation	Corporation	100%	Nevada
WH Intermediate Holdings Ltd.	Corporation	100%	Cayman Islands
WH Luxembourg Holdings SàRL	Corporation	100% (indirect)	Luxembourg
WH Luxembourg Intermediate Holdings SàRL	Corporation	100% (indirect)	Luxembourg
WH Luxembourg CM SàRL	Corporation	100% (indirect)	Luxembourg
Herbalife International, Inc.	Corporation	100% (indirect)	Nevada
Herbalife International Argentina S.A.	Corporation	100% (indirect)	Argentina
Herbalife Australisia Pty, Ltd.	Corporation	100% (indirect)	Australia
Herbalife Foreign Sales Corporation	Corporation	100% (indirect)	Barbados
Herbalife International Belgium, S.A.	Corporation	100% (indirect)	Belgium
Herbalife International Do Brasil Ltda.	Corporation	100% (indirect)	Brazil and Delaware
Herbalife of Canada, Ltd.	Corporation	100% (indirect)	Canada
Importadora Y Distribuidora Herbalife International de Chile Limitada	Corporation	100% (indirect)	Chile
H&L (Suzhou) Health Products LTD	Corporation	100% (indirect)	Republic of China
Herbalife Denmark ApS	Corporation	100% (indirect)	Denmark
Herbalife Domincana, S.A.	Corporation	100% (indirect)	Dominican Republic
Herbalife Del Ecuador, S.A.	Corporation	100% (indirect)	Ecuador
Herbalife International Finland OY	Corporation	100% (indirect)	Finland
Herbalife International France, S.A.	Corporation	99.99% (indirect) .01 (held by nominee)	France
Herbalife International Deutschland GmbH	Corporation	100% (indirect)	Germany
Herbalife International Greece S.A.	Corporation	100% (indirect)	Greece
Herbalife International Hong Kong Ltd.	Corporation	100% (indirect)	Hong Kong
Herbalife Hungary Trading, Limited	Corporation	100% (indirect)	Hungary
Herbalife International India Private Limited	Corporation	85.6% (indirect)	India
PT Herbalife Indonesia	Corporation	Nominee ownership	Indonesia
Herbalife International of Israel (1990) Ltd.	Corporation	100% (indirect)	Israel
Herbalife Italia S.p.A	Corporation	100% (indirect)	Italy
Herbalife of Japan K.K.	Corporation	100% (indirect)	Japan and Delaware
Herbalife Korea Co., Ltd.	Corporation	100% (indirect)	Korea and Delaware
Herbalife International SDN.BHD	Corporation	100% (indirect)	Malaysia
Herbalife Internacional de Mexico, S.A. de C.V.	Corporation	100% (indirect)	Mexico
Herbalife Products De Mexico, S.A. de C.V.	Corporation	100% (indirect)	Mexico
Herbavida International de Mexico, S.A. de C.V.	Corporation	100% (indirect)	Mexico
Herbalife International (Netherlands) B.V.	Corporation	100% (indirect)	Netherlands
Herbalife International Products N.V.	Corporation	100% (indirect)	Netherlands Antilles
Herbalife (NZ) limited	Corporation	100% (indirect)	New Zealand
Herbalife Norway Products AS	Corporation	100% (indirect)	Norway
Herbalife International Holdings, Inc.	Corporation	40%	Philippines
Herbalife International Philippines, Inc.	Corporation	99.9% (indirect)	Philippines
Herbalife Polska Sp.z.o.o	Corporation	100% (indirect)	Poland
Herbalife International, S.A.	Corporation	100% (indirect)	Portugal
Herbalife International Russia 1995 Ltd.	Corporation	100% (indirect)	Israel
Limited Liability Company Herbalife International RS	LLC	100% (indirect)	Russia
Herbalife International Singapore, Pte. Ltd.	Corporation	100% (indirect)	Singapore
Herbalife International Espana, S.A.	Corporation	100% (indirect)	Spain
Herbalife Sweden Aktiebolag	Corporation	100% (indirect)	Sweden
HBL Products, SA	Corporation	99.7% (indirect)	Switzerland
Herbalife International Urunleri Tic. Ltd.	Corporation	100% (indirect)	Turkey and Delaware
Herbalife (UK) Limited	Corporation	100% (indirect)	United Kingdom
Herbalife Europe Limited	Corporation	100% (indirect)	United Kingdom
Vida Herbalife Suplementos Alimenticios, C.A.	Corporation	100% (indirect)	Venezuela and Delaware

Herbalife China LLC	LLC	100% (indirect)	Delaware
HIIP Investment Co., LLC	LLC	40%	Delaware
Herbalife International of America, Inc.	Corporation	100% (indirect)	California
Herbalife International of America, Inc.	Corporation	100% (indirect)	Nevada
Herbalife International Communications, Inc.	Corporation	100% (indirect)	California
Herbalife International Distribution, Inc.	Corporation	100% (indirect)	California
Herbalife International of Europe, Inc.	Corporation	100% (indirect)	California
Promotions One, Inc.	Corporations	100% (indirect)	California
Herbalife International del Colombia	Corporations	100% (indirect)	California
Herbalife International South Africa, Ltd.	Corporation	100% (indirect)	California
Herbalife International del Ecuador	Corporation	100% (indirect)	California
Herbalife Taiwan, Inc.	Corporation	100% (indirect)	California
Herbalife International (Thailand) Ltd.	Corporation	100% (indirect)	California

Subsidiaries of WH Capital Corporation

None.

Schedule II

Specified Subsidiaries of WH Holdings (Cayman Islands) Ltd.

Subsidiary	Type of Entity	% Ownership	Jurisdiction of Incorporation
WH Intermediate Holdings Ltd.	Corporation	100%	Cayman Islands
WH Luxembourg Holdings SàRL	Corporation	100% (indirect)	Luxembourg
WH Luxembourg Intermediate Holdings SàRL	Corporation	100% (indirect)	Luxembourg
WH Luxembourg CM SàRL	Corporation	100% (indirect)	Luxembourg
Herbalife International, Inc.	Corporation	100% (indirect)	Nevada
Herbalife Australisia Pty, Ltd.	Corporation	100% (indirect)	Australia
Herbalife International Do Brasil Ltda.	Corporation	100% (indirect)	Brazil and Delaware
Herbalife of Canada, Ltd.	Corporation	100% (indirect)	Canada
H&L (Suzhou) Health Products LTD*	Corporation	100% (indirect)	Republic of China
Herbalife International Finland OY	Corporation	100% (indirect)	Finland
Herbalife International France, S.A.	Corporation	99.99% (indirect) .01(held by nominee)	France
Herbalife International Deutschland GmbH	Corporation	100% (indirect)	Germany
Herbalife International Greece S.A*.	Corporation	100% (indirect)	Greece
Herbalife International Hong Kong Ltd.	Corporation	100% (indirect)	Hong Kong
Herbalife International of Israel (1990) Ltd.	Corporation	100% (indirect)	Israel
Herbalife of Japan K.K.	Corporation	100% (indirect)	Japan and Delaware
Herbalife Korea Co., Ltd.	Corporation	100% (indirect)	Korea and Delaware
Herbalife Internacional de Mexico, S.A. de C.V.	Corporation	100% (indirect)	Mexico
Herbalife Products De Mexico, S.A. de C.V.	Corporation	100% (indirect)	Mexico
Herbalife International (Netherlands) B.V.	Corporation	100% (indirect)	Netherlands
Herbalife International Singapore, Pte. Ltd.	Corporation	100% (indirect)	Singapore
Herbalife Sweden Aktiebolag	Corporation	100% (indirect)	Sweden
Herbalife International Urunleri Tic. Ltd.	Corporation	100% (indirect)	Turkey and Delaware
Herbalife (UK) Limited	Corporation	100% (indirect)	United Kingdom
Herbalife Europe Limited	Corporation	100% (indirect)	United Kingdom
Vida Herbalife Suplementos Alimenticios, C.A.	Corporation	100% (indirect)	Venezuela and Delaware
Herbalife China LLC	LLC	100% (indirect)	Delaware
Herbalife International of America, Inc.	Corporation	100% (indirect)	California
Herbalife International of America, Inc.	Corporation	100% (indirect)	Nevada
Herbalife International Communications, Inc.	Corporation	100% (indirect)	California
Herbalife International Distribution, Inc.	Corporation	100% (indirect)	California
Herbalife International of Europe, Inc.	Corporation	100% (indirect)	California
Herbalife International South Africa, Ltd.	Corporation	100% (indirect)	California
Herbalife International del Ecuador	Corporation	100% (indirect)	California
Herbalife Taiwan, Inc.	Corporation	100% (indirect)	California
Herbalife International (Thailand) Ltd.	Corporation	100% (indirect)	California

Exhibit A-1

FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

Ladies and Gentlemen:

We have acted as United States special counsel to WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted limited liability company (“WH Holdings”), and as United States special counsel to WH Capital Corporation, a Nevada corporation (“WH Capital Corp.” and, together with WH Holdings, the “Issuers”), in connection with the offering and sale by the Issuers of $275,000,000 in aggregate principal amount of their 9 1/2% Notes due 2011 (the “Initial Securities”) to you pursuant to the Purchase Agreement, dated March 3, 2004 (the “Purchase Agreement”), among the Issuers and you, as initial purchaser (the “Initial Purchaser”). Terms defined in the Purchase Agreement and not otherwise defined herein are used herein as therein defined.

In connection with the opinions herein expressed, we have reviewed the final offering memorandum, dated March 3, 2004 (the “Offering Memorandum”), relating to the offering of the Initial Securities. In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

i.           the Purchase Agreement;

ii.          the Indenture, dated the date hereof (the “Indenture”), between the Issuers, on the one hand, and The Bank of New York, as trustee (the “Trustee”), on the other hand, relating to the Initial Securities;

iii.         the Registration Rights Agreement, dated the date hereof (the “Registration Rights Agreement”), among you and the Issuers relating to the Initial Securities; and

iv.        such other documents, corporate records, and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth herein.

The documents described under the foregoing clauses (i) through (iii), together with the Initial Securities and the Exchange Securities, are referred to herein as the “Operative Documents”.

In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied upon the representations and warranties of each Issuer in the Purchase Agreement, certificates of officers of each Issuer (copies of which are attached hereto) (collectively, the “Officers’ Certificate”) or certificates obtained from public officials.

Further, we have assumed with your permission and without independent investigation that:

a)                            The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

b)                           Each of the parties to the Operative Documents (including, without limitation, the Issuers) is validly existing in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to execute, deliver and perform its obligations under each of the Operative Documents to which it is a party, and the execution and delivery of such Operative Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary action on the part of such party and do

A-1-1

not violate any law, regulation, order, judgment or decree applicable to such party, and such Operating Documents have been duly executed and delivered by such party;

c)                            The Operative Documents are legal, valid and binding obligations of each party thereto (other than the Issuers, as to which this assumption does not apply), enforceable against it in accordance with their respective terms;

d)                           The proceeds from the sale of the Initial Securities will be applied as set forth in the Offering Memorandum.

Except as expressly stated otherwise herein, whenever an opinion herein with respect to the existence or absence of facts is stated to be to the best of our knowledge, such statement is intended to signify that, during the course of our representation of the Issuers, as herein described, no information has come to the attention of the lawyers in our Firm working on the transactions contemplated by the Offering Memorandum and the Operative Documents that would give them actual knowledge of facts contrary to the existence or absence of the facts indicated. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Issuers or any affiliate thereof.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                       The Initial Securities, when executed by each Issuer and authenticated by the Trustee in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms. The Initial Securities are in the form contemplated by the Indenture.

2.                       When the Exchange Securities are executed, authenticated and delivered in the manner provided for by the terms of the Indenture, the Exchange Securities will be legal, valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms.

3.                       The Indenture constitutes a legal, valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms.

4.                       The Registration Rights Agreement constitutes a legal, valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms.

5.                       Insofar as the statements in the Offering Memorandum under the heading “Description of the Notes” purport to describe specific provisions of the Initial Securities, the Indenture or the Registration Rights Agreement, such statements present in all material respects an accurate summary of such provisions.

6.                       Assuming the accuracy of the representations and warranties of the Initial Purchaser and the Issuers contained in the Purchase Agreement, and compliance by them with their respective agreements contained therein, no registration of the Initial Securities under the Act is required for the purchase of the Initial Securities by the Initial Purchaser on the date hereof in the manner contemplated by the Purchase Agreement and the Offering Memorandum. The Indenture does not require qualification under the Trust Indenture Act.

7.                       The issuance of the Initial Securities, and the execution, delivery and performance by each Issuer of the Operative Documents to which it is a party, and the consummation of the Transactions, do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to either of the Issuers that, in

A-1-2

our experience, is generally applicable to transactions in the nature of those contemplated by the Operative Documents, except for such filings or approvals (i) as already have been obtained or (ii) that, if not made or obtained, would not have a material adverse effect on the Issuers and their subsidiaries taken as a whole or expose the Initial Purchaser to any liability. We express no opinion in this Paragraph 7 as to the United States federal securities laws or securities or “blue sky” laws of any state, including, without limitation, the State of New York.

8.                       The execution and delivery of the Purchase Agreement, the Indenture and the Registration Rights Agreement by each Issuer and the performance by each Issuer on or prior to the date hereof of its obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement do not, as of the date hereof:

(i)             based solely upon review of the orders, judgments or decrees identified to us in the Officers’ Certificate as constituting all material orders, judgments or decrees binding on either of the Issuers (each a “Governmental Order”), violate any Governmental Order; or

(ii)          based solely upon review of the documents, agreements or other instruments to which either of the Issuers or any of their respective subsidiaries is a party or by which any of their respective assets is bound and which is filed as an exhibit to WH Intermediate Holdings, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and the Amended and Restated Credit Agreement, dated as of March 8, 2004, by and among Herbalife International, Inc., WH Holdings, WH Intermediate Holdings Ltd., WH Luxembourg Holdings SàRL, WH Luxembourg Intermediate Holdings SàRL, WH Luxembourg CM SàRL and the Subsidiary Guarantors party thereto, and certain lenders and agents named therein (each a “Material Contract”), (A) result in a material breach of or material default under any Material Contract, or (B) result in or require the creation or imposition of any lien or encumbrance on any assets of either of the Issuers or any of their respective subsidiaries under any Material Contract.

9.                       Neither of the Issuers is, or after giving effect to the offering and sale of the Initial Securities and the application of the proceeds thereof as described in the Offering Memorandum will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10.                 To the extent that the statements in the Offering Memorandum under the caption “United States federal income tax consequences”, purport to describe specific provisions of the Internal Revenue Code, such statements present in all material respects an accurate summary of such provisions.

11.                 To our knowledge, and except as set forth in the Offering Memorandum, there does not exist any judgment, order, injunction or other restraint issued or filed which seeks to restrain, enjoin, prevent the consummation of or otherwise challenges the Transactions or the performance by either of the Issuers of their respective obligations under the Operative Documents.

12.                 To our knowledge, the issuance to and resale by the Initial Purchaser of the Initial Securities in accordance with the provisions of the Purchase Agreement do not and will not result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

The foregoing opinions are subject to the following exceptions, qualifications, assumptions and limitations:

A.                   We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the present effect of the present state of the laws of the State of New York and the United States of America and to present judicial interpretations and to the facts as they presently exist. We assume no obligation to

A-1-3

revise or supplement this opinion in the event of any future change in such laws or any interpretation thereof or such facts.

B.                     Our opinions set forth in Paragraphs 1 through 4 are subject to (1) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders); and (2) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, including without limitation concepts of materiality, reasonableness, good faith and fair dealing. We express no opinion as to the availability of specific performance, injunctive relief or other equitable remedies as a remedy for breach of or default under any of the Operative Documents.

C.                     We express no opinion as to the enforceability of provisions providing for the indemnification of or contribution to a party with respect to a liability to the extent such indemnification or contribution may be found to be contrary to public policy. We express no opinion regarding the effect on the enforceability of the Operative Documents against any surety (which could include a co-issuer of notes or co-borrower of loans jointly liable for notes or loans the proceeds of which were delivered to another co-issuer or co-borrower, a hypothecator of property to secure obligations owed by another person or a common creditor that has subordinated obligations owing to it), of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such surety.

D.                    We express no opinion regarding (1) the effectiveness of any waiver (whether or not stated as such) under the Operative Documents of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (2) the effectiveness of any waiver (whether or not stated as such) contained in the Operative Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; or (3) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party.

E.                      In rendering our opinion expressed in Paragraph 8(ii) insofar as it requires interpretation of Material Contracts, we express no opinion with respect to the compliance by either of the Issuers with, or any financial calculations or data in respect of, financial covenants or ratios included in any Material Contract.

F.                      For purposes of our opinion in paragraph 12, we have assumed without independent investigation that: the representation and warranty of the Company set forth in Section 5(xxx) of the Purchase Agreement is and will be true and correct at all relevant times, the Issuers will comply with their agreement set forth in Section 4(g) of the Purchase Agreement, less than 25% of the value of the assets of the Issuer and its subsidiaries subject to the negative covenants of the Indenture consist and will consist of “margin stock” within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System at all relevant times. Our opinion in paragraph 12 is subject to (and we express no opinion in respect of) any requirement applicable to purchasers of the Notes to obtain in good faith a Form FR U-1 signed by the Issuers.

We have participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for WH Holdings and your representatives and your counsel, at which the contents of the Offering Memorandum and related matters were discussed. Although, except as expressly stated herein, we have not verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have not made any independent verification thereof, in the course of our participation, nothing has come to our attention that caused us to believe that the Offering

A-1-4

Memorandum, as of its date, or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to, and do not make any comment with respect to, the financial statements and the notes thereto or other financial data or statistical data derived therefrom included or incorporated by reference in the Offering Memorandum).

The opinions expressed in section II above, and the statements made in section III above, are solely for your benefit in connection with the transactions contemplated by the Operative Documents and are not to be used for any other purpose, or, circulated, quoted or otherwise referred to for any purpose, without, in each case, our written permission, except that the Trustee, in its capacity as trustee under the Indenture, may rely on this opinion as if it were addressed to it.

Very truly yours,

A-1-5

Exhibit A-2

FORM OF OPINION OF SCHRECK BRIGNONE

Dear Ladies and Gentlemen:

We have acted as special Nevada counsel to WH Capital Corporation, a Nevada corporation (the “Company”), in connection with the issue and sale by the Company and WH Holdings (Cayman Islands) Ltd., a Cayman Islands corporation (together with the Company, the “Issuers”), of $275,000,000 aggregate principal amount of their 9 1/2% Notes due 2011 (the “Original Notes”), which will be issued and sold pursuant to that certain Purchase Agreement, dated as of March 3, 2004 (the “Purchase Agreement”), by and among UBS Warburg LLC (the “Initial Purchaser”) and the Issuers, and pursuant to that certain Indenture, dated as of March 8, 2004 (the “Indenture”), by and among the Issuers and The Bank of New York, as trustee (the “Trustee”). This opinion is being issued and delivered to you pursuant to Section 8(f)(ii) of the Purchase Agreement. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement.

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

(i)         the Purchase Agreement;

(ii)        the Indenture;

(iii)       the Registration Rights Agreement;

(iv)       the Original Notes;

(v)        the form of the Exchange Notes;

(vi)       the Offering Memorandum;

(vii)      the Articles of Incorporation and Bylaws of the Company (the “Governing Documents”);

(viii)     such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors and stockholder of the Company as we have deemed necessary as a basis for the opinions expressed below, including, without limitation, those resolutions authorizing, among other matters, the execution and delivery, and the performance by the Company of its obligations under, the Notes Documents (as defined below) and the transactions contemplated thereby (the “Transactions”);

(ix)       the Certificate of Existence issued by the Nevada Secretary of State on March 2, 2004, with respect to the existence and good standing in Nevada of the Company; and

(x)        the certificate of an officer of the Company, dated of even date herewith, with respect to certain factual matters, and all other certificates of the Company required by or delivered in connection with the closing of the Transactions (collectively, the “Certificates”).

The Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes are hereinafter referred to collectively as the “Notes Documents”.

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. We have been furnished with, and with your consent have relied upon, as to factual matters, the Certificate and assurances of the officers and other representatives of the Company and of public officials, as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact

A-2-1

material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the documents we have examined; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company.

Without limiting the generality of the foregoing, in rendering this opinion, we have, with your permission, assumed without independent verification that (i) the statements of fact and all representations and warranties set forth in the documents we have examined are true and correct as to factual matters; (ii) the obligations of each party set forth in such documents are its valid and binding obligations, enforceable in accordance with their respective terms; (iii) all documents that we examined accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing between any of the parties, that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinions rendered herein; (iv) each natural person executing any document has sufficient legal capacity to do so; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document; and (vi) all corporate records made available to us by the Company and all public records we have reviewed, are accurate and complete.

Whenever a statement herein is qualified by the phrase “to our knowledge” or “known to us” or a similar phrase, we have, with your consent, advised you concerning only the conscious awareness of facts in the possession of those attorneys who are currently members of or associated with this firm and who have performed legal services on behalf of the Company in connection with the Transactions, and which knowledge we have recognized as being pertinent to the matters set forth herein.

As used herein, all references to (i) ”Applicable Nevada Law” refers to those statutes, rules and regulations of the State of Nevada which, in our experience, are customarily applicable both to transactions of the type contemplated by the Purchase Agreement and to general business entities which are not engaged in regulated business activities; (ii) ”Nevada Governmental Authorities” shall mean the governmental and regulatory authorities, bodies, instrumentalities and agencies and courts of the State of Nevada, excluding its political subdivisions and local agencies; (iii)  “Nevada Governmental Order” refers to any judgment, order or decree known to us to have been issued by any Nevada Governmental Authority having jurisdiction over the Company under Applicable Nevada Law; and (iv) ”Nevada Governmental Approval” refers to any consent, approval or authorization of any Nevada Governmental Authority having jurisdiction over the Company that is required to be obtained by the Company pursuant to Applicable Nevada Law.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect on the Transactions only of the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or Blue Sky laws or regulations.

Based upon the foregoing, and subject to the qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.               The Company (a) is duly organized as a corporation and validly existing and in good standing under the laws of the State of Nevada, and (b) has the requisite corporate power and

A-2-2

authority necessary to own its property and carry on its business as described in the Offering Memorandum.

2.               The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Note Documents to which it is a party and to consummate the Transactions and, without limitation, the Company has the requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.

3.               All of the outstanding shares of capital stock of the Company (as described in the Offering Memorandum) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any statutory preemptive or similar rights or, to our knowledge (without investigation or inquiry), any non-statutory preemptive or similar rights.

4.               The Notes Documents to which the Company is a party have been duly authorized by the Company and such Notes Documents (except for the Exchange Notes) have been duly executed and delivered by the Company.

5.               The execution and delivery by the Company of, and the performance of its obligations under, the Purchase Agreement and the other Note Documents to which it is a party, the compliance by the Company with the provisions thereof, as applicable, and the consummation of the Transactions, as applicable, will not (i) require any Nevada Governmental Order or Nevada Governmental Approval (except as such as may be required under the securities or Blue Sky laws of Nevada, as to which we express no opinion), or (ii) in the case of the Company, constitute a breach of any of the terms or provisions of, or a default under, the Governing Documents.

The opinions expressed herein are based upon the Applicable Nevada Law in effect and the facts in existence as of the date of this letter. In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, or to conduct an inquiry into the continued accuracy of such opinions, or to apprise any addressee hereof, its counsel or its assignees of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any Applicable Nevada Law or any facts occurring after the date of this letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

This opinion is rendered only to you in your capacity as the Initial Purchaser under the Purchase Agreement, and is solely for your benefit in connection with the closing of the Transactions. This opinion may not be relied upon or used by you for any other purpose, or otherwise circulated or furnished to, quoted to, or relied upon by any other person, firm or entity for any purpose, without our prior written consent in each instance except that, subject to all qualifications, limitations, exceptions and assumptions set forth herein, the Trustee may rely on this opinion letter as if it were an addressee on this date for all purposes relating to its capacity as Trustee under the Indenture.

Very truly yours,

A-2-3

Exhibit A-3

FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD LLP

Ladies and Gentlemen:

We address this opinion to you as the initial purchasers (the “Initial Purchasers”) named in the Purchase Agreement, dated March 3, 2004 (the “Purchase Agreement”), between you and WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted limited liability company (“WH Holdings”) and WH Capital Corporation, a Nevada corporation (“WH Capital” and, together with WH Holdings, the “Issuers”) relating to the issuance of $275,000,000 aggregate principal amount of the Issuers’ 9 1/2% Notes due 2011 (the “Securities”). We have acted as special regulatory counsel to the Issuers in the United States Food and Drug Administration (the “FDA”) area only. In such capacity, we have been retained by the Issuers to review certain information under the captions “Risk Factors—Regulatory matters governing our industry could have a significant negative effect on our business” and “Business—Regulation—General—Products,” in the Issuers’ final Offering Memorandum dated March 3, 2004 (the “Offering Memorandum”). We have not been retained or engaged by the Issuers to perform, nor have we performed, any review of any other information in the Offering Memorandum, nor have we acted as the Issuers’ corporate or securities counsel in connection with the issuance and sale of the Securities. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

This opinion letter is furnished to you at the request of the Issuers pursuant to Section 8(f) of the Purchase Agreement.

In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. We have examined such documents and such records as we have deemed appropriate, including the following:

1.                       an executed copy of the Purchase Agreement;

2.                       the Offering Memorandum; and

3.                       such other records, documents, instruments and certificates (including but not limited to certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

In rendering this opinion, we have relied without independent investigation, as to matters of fact, upon the representations and warranties of the Company in the Purchase Agreement and upon representations, both written and oral, and certificates of officers or employees of the Company, third parties and government authorities; and we have assumed the genuineness of signatures of all persons signing any documents, the authority of all persons signing any document on behalf of the parties thereto, the authority of all governmental authorities and public officials, the truth and accuracy of all matters of fact set forth in all certificates furnished to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

Based on and subject to the foregoing and subject to the further qualifications, exceptions and assumptions set forth below, we are of the opinion that the statements made in the Offering Memorandum under the captions “Risk Factors—Regulatory matters governing our industry could have a significant negative effect on our business” and “Business—Regulation—General—Products,” insofar

A-3-1

as such statements purport to constitute a summary of the applicable provisions of the United States Federal Food, Drug and Cosmetics Act, as amended (the “FDC Act”), fairly present in all material respects such provisions.

In acting as special regulatory counsel to the Issuers for FDA matters, during the course of preparation of the Offering Memorandum, we participated in certain discussions with certain officers and employees of the Issuers regarding the FDA regulatory matters dealt with under the captions “Risk Factors—Regulatory matters governing our industry could have a significant negative effect on our business” and “Business—Regulation—General—Products” in the Offering Memorandum. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness, or fairness of the statements under the above referenced captions in the Offering Memorandum, on the basis of these discussions and our activities as special regulatory counsel to the Issuers in connection with our review of the statements contained in such captioned sections, no facts have come to our attention that cause us to believe that the statements in the Offering Memorandum under such captioned sections, insofar as such statements relate to FDA regulatory matters, as of the date of the Offering Memorandum or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

The foregoing opinion is limited to matters arising under the FDC Act and the regulations promulgated thereunder and we express no opinion as to any other federal laws of the United States of America or the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations or any state or local agencies or governmental authorities of or within the United States of America.

The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or of any facts or circumstances occurring or coming to our attention after the date hereof.

This letter is solely for your benefit in connection with the transaction described in the first paragraph above and may not be quoted or relied upon by, nor may copies be made or delivered to, any other person (including, without limitation, any person who acquires the Securities from the persons to whom this is addressed), nor may this letter be relied upon by you for any other purpose without our prior written consent.

Very truly yours,

A-3-2

Exhibit A-4

FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY

Ladies and Gentlemen:

I am the General Counsel and Secretary of WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted limited liability company (“Holdings”) and the Secretary of WH Capital Corporation, a Nevada corporation (“Capital”, and together with Holdings, the “Issuers”). I have acted as legal counsel to the Issuers in connection with the offering and sale by the Issuers of $275,000,000 in aggregate principal amount of their 9 1/2% Notes due 2011 (the “Initial Securities”) to you pursuant to the Purchase Agreement, dated March 3, 2004 (the “Purchase Agreement”), among the Issuers and you, as initial purchaser (the “Initial Purchaser”). Terms defined in the Purchase Agreement and not otherwise defined herein are used herein as therein defined.

In connection with the opinions herein expressed, I have reviewed the final offering memorandum, dated March 3, 2004 (the “Offering Memorandum”), relating to the offering of the Initial Securities. In addition, I have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

i.           the Purchase Agreement;

ii.          the Indenture, dated the date hereof (the “Indenture”), between the Issuers, on the one hand, and The Bank of New York, as trustee (the “Trustee”), on the other hand, relating to the Initial Securities;

iii.         the Registration Rights Agreement, dated the date hereof (the “Registration Rights Agreement”), among you and the Issuers relating to the Initial Securities; and

iv.        such other documents, corporate records, and other instruments as I have deemed necessary or advisable to enable me to render the opinions set forth herein.

The documents described under the foregoing clauses (i) through (iii), together with the Initial Securities and the Exchange Securities, are referred to herein as the “Operative Documents”.

In rendering this opinion, I have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, certificates, instruments and other documents and have made such other factual and legal investigations and have considered such matters of law as I deem relevant and necessary for the purposes of this opinion.

Further, I have assumed with your permission and without independent investigation that the signatures on all documents I have examined are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to me as originals are authentic and the documents submitted to me as certified or reproduction copies conform to the originals.

With respect to any opinion herein in regard to the existence or absence of facts stated to be to my knowledge, such statement is intended to signify that I have no actual knowledge of facts contrary to the existence or absence of the facts indicated.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1.                       Except as set forth in the Offering Memorandum, there is: (a) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to my knowledge, threatened in writing, to which the Issuers or any of their subsidiaries is, or to my knowledge is threatened in writing to be made, a party or to which the business, assets or

A-4-1

property of the Issuers or any of their respective subsidiaries is, or to my knowledge is threatened in writing to be made, subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued, or to my knowledge, that has been proposed by any governmental body or agency, domestic or foreign, or (c) to my knowledge, no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Issuers or any of their subsidiaries is subject that, in the case of any of clauses (a), (b) or (c), would, individually or in the aggregate, (1) have a Material Adverse Effect or (2) prevent or adversely affect the consummation of the Transactions, assuming, in the case of clause (a), such action, suit or proceeding is determined adversely to the Issuers or any of their respective subsidiaries.

2.                       None of the Issuers or any of their respective subsidiaries is (a) in violation of its charter, bylaws or other constitutive documents, (b) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments known to me, or (c) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (b) and (c) herein, individually or in the aggregate, would have a Material Adverse Effect.

The foregoing opinions are subject to the following exceptions, qualifications, assumptions and limitations:

A.                   I am admitted to practice in the State of California and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California. I call to your attention that each of the Operative Documents provides that it is governed by New York law and I am not providing any opinion with respect to New York law. Therefore, I have not examined the question of what law would govern the interpretation or enforcement of such Operative Documents and my opinion is based on the assumption that the internal laws of the State of California would govern the provisions of such Operative Documents and the transactions contemplated thereby. This opinion is limited to the present effect of the present state of the laws of the State of California and to present judicial interpretations and to the facts as they presently exist. I assume no obligation to revise or supplement this opinion in the event of any future change in such laws or any interpretation thereof or such facts. I express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

B.                     In rendering the opinion expressed in Paragraph 2(c), I express no opinion as to the application of any (i) local laws and regulations such as city ordinances and county zoning ordinances, that are adopted by political subdivisions below the state level, (ii) tax, insolvency, antitrust, antifraud, margin rules, trade regulation, gaming, state securities or Blue Sky laws and the Exxon Florio amendment, and (iii) laws that a lawyer exercising customary diligence would not reasonably recognize as being applicable to a transaction of this type involving these parties.

C.                     In rendering the opinion expressed in Paragraph 2(b) insofar as it requires interpretation of Agreements and Instruments, I express no opinion with respect to the compliance by either of the Issuers or any of their respective subsidiaries with, or any financial calculations or data in respect of, financial covenants or ratios included in any of the Agreements or Instruments.

In rendering this opinion, I expressly disclaim any obligation or undertaking to update or modify this opinion as a consequence of any future changes in any laws or in the facts bearing upon this opinion.

The opinions expressed in Section II above are solely for your benefit in connection with the transactions contemplated by the Operative Documents and are not to be used for any other purpose, or, circulated, quoted or otherwise referred to for any purpose, without, in each case, my written permission.

Very truly yours,

A-4-2

EXHIBIT A-5

FORM OF OPINION OF MAPLES & CALDER

Dear Sirs

Re:                   WH Holdings (Cayman Islands) Ltd. (the “Company”)

We have acted as counsel as to Cayman Islands law to the Company in connection with its issue of US$275,000,000 9 1/2% Notes due 2011 (the “Notes) the proceeds of which, together with available cash, the Company will use to pay the cash redemption price due upon conversion of all of the Company’s outstanding convertible preferred shares, including all accrued and unpaid dividends, to refinance a portion of the Company’s existing indebtedness and to pay related fees and expenses.

1                               DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1                 the Certificate of Incorporation dated 4th April, 2002 and Memorandum and Articles of Association of the Company adopted on 24th July, 2002 as amended by a special resolution passed on 11th October, 2002, an ordinary resolution to alter the share capital passed on 31st July, 2003 and special resolutions and an ordinary resolution passed on 1st March, 2004;

1.2                 the minutes of the meeting of the board of directors of the Company held on [ ], 2004 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3                 a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”);

1.4                 a certificate from a director of the Company a copy of which is annexed hereto (the “Director’s Certificate”); and

1.5                 the documents listed in the Second Schedule hereto. The documents listed from 1 to 3 in the Second Schedule hereto are collectively referred to as the “Note Documents”.

2                               ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1                 the Note Documents and the Notes have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2                 the Note Documents and the Notes are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.3                 the choice of New York law as the governing law of the Note Documents and the Notes has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.4                 copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.5                 all signatures, initials and seals are genuine;

2.6                 the power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the Note Documents;

2.7                 the Notes will be issued and authenticated in accordance with the provisions of the Indenture;

2.8                 no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Notes; and

2.9                 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York.

3                               OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                 The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2                 The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Note Documents and the Notes including the issue and offer of the Notes pursuant to the Note Documents.

3.3                 The execution and delivery of the Note Documents and the issue and offer of the Notes by the Company and the performance of its obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force.

3.4                 The execution, delivery and performance of the Note Documents has been authorised by and on behalf of the Company and, assuming the Note Documents have been executed and delivered by any Director or Officer, the Note Documents have been duly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.5                 The Notes have been duly authorised by the Company and when the Notes are signed in facsimile or manually by a Director on behalf of the Company and, if appropriate, authenticated in the manner set forth in the Indenture and delivered against due payment therefor will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

3.6                 No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

3.6.1 the issue of the Offering Memorandum;

3.6.2 the execution, creation or delivery of the Note Documents by the Company;

3.6.3 subject to the payment of stamp duty, the enforcement of the Note Documents against the Company;

3.6.3 the offering, execution, authentication, allotment, issue or delivery of the Notes;

3.6.4 the performance by the Company of its obligations under the Notes and the Note Documents; or

3.6.5 the payment of the principal and interest and any other amounts under the Notes.

3.7                 No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

3.7.1 the execution or delivery of the Note Documents or the Notes;

3.7.2 the enforcement of the Note Documents or the Notes;

3.7.3 payments made under, or pursuant to, the Note Documents; or

3.7.4 the issue, transfer or redemption of the Notes.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.8                 The courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of the Note Documents and the Notes.

3.9                 Based solely on our inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from the date of incorporation of the Company there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on [date].

3.10           Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York, the courts of the Cayman Islands will recognise a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

3.10.1 is given by a competent foreign court;

3.10.2 imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

3.10.3  is final;

3.10.4 is not in respect of taxes, a fine or a penalty; and

3.10.5 was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

3.11           It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Note Documents or the Notes that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.12           The statements made in the Offering Memorandum under the heading “Cayman Islands tax consequences” are correct in so far as such statements are summaries of or relate to Cayman Islands law.

4                               QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1                 The term “enforceable” as used above means that the obligations assumed by the Company under the Note Documents and the Notes are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

4.1.1 enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

4.1.2 enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

4.1.3 some claims may become barred under the statutes of limitation or may be or become subject to defenses of set-off, counterclaim, estoppel and similar defenses;

4.1.4 where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

4.1.5 the Cayman Islands court has jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the Cayman Islands court will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

4.1.6  obligations to make payments that may be regarded as penalties will not be enforceable; and

4.1.7  the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Note Documents in matters where they determine that such proceedings may be tried in a more appropriate forum.

4.2                 Cayman Islands stamp duty may be payable if the original Note Documents, the agreements to transfer Notes or the original Notes (not being treated as registered Notes) are brought to or executed in the Cayman Islands.

4.3                 To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.4                 The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

4.5                 A certificate, determination, calculation or designation of any party to the Note Documents or the Notes as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.6                 In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.7                 We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.8                 We make no comment with regard to the references to foreign statutes in the Note Documents or the Notes.

We express no view as to the commercial terms of the Note Documents or the Notes or whether such terms represent the intentions of the parties and make no comment with respect to any representations which may be made by the Company.

This opinion may be relied upon by the addressees only. It may not be relied upon by any other person except with our prior written consent.

Yours faithfully,

FIRST SCHEDULE

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

USA

WH Holdings (Cayman Islands) Limited

c/o P.O. Box 309GT,

Ugland House,

South Church Street,

George Town,

Grand Cayman,

Cayman Islands

SECOND SCHEDULE

1.                                       Indenture dated as of [8] March, 2004 the Company, WH Capital Corporation and The Bank of New York as trustee.

2.                                       Purchase agreement dated as of 3 March, 2004 among the Company, WH Capital Corporation and UBS Securities LLC.

3.                                       Registration Rights Agreement dated as of [8] March, 2004 among the Company, WH Capital Corporation and UBS Securities LLC.

4.                                       Preliminary offering memorandum dated 20 February, 2004 and offering memorandum dated [3] March, 2004 (together the “Offering Memorandum”).

Annex A

FORM OF REGISTRATION RIGHTS AGREEMENT

[attached]

Annex A-1